UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2005

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on October 24, 2005, the Board of Directors of Novoste Corporation (the “Company”) declared a one-for-four reverse split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock to be effective for holders of record as of 12:01 a.m., Eastern Standard Time, on Friday, November 4, 2005. On November 2, 2005, to effectuate the Reverse Stock Split, the Company filed a Second Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Florida. Pursuant to and upon the effectiveness of the Amendment at 12:01 a.m., Eastern Standard Time, on November 4, 2005, each four shares of the Company’s common stock, par value $0.01 per share, issued and outstanding at the time of such effectiveness were reclassified and combined into one share of common stock, par value $0.01 per share, of the Company.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Company issued a press release on November 4, 2005 announcing the effectiveness on the date of the Reverse Stock Split discussed under Item 5.03 of this report. The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amendment to Amended and Restated Articles of Incorporation of Novoste Corporation

99.1	Press Release, dated November 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall Vice President, Secretary and General Counsel

Date: November 8, 2005

EXHIBIT INDEX

3.1	Second Amendment to Amended and Restated Articles of Incorporation of Novoste Corporation

99.1	Press Release, dated November 4, 2005